Exhibit 99.2

PGGM Transaction Acquisition of JV Interests in Six Multifamily Communities and One Mezzanine Loan Closed on May 7, 2015 MONOGRAM RESIDENTIAL TRUST

Forward Looking Statements / Important Information 2 This presentation contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this presentation. Such factors include the risk that we may not achieve the expected benefits of the transaction described herein, that we may not meet our expected funds from operations (“FFO”) or other performance metrics, and other factors described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC. Forward-looking statements in this presentation speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by NAREIT to be net income (loss), computed in accordance with GAAP and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. MONOGRAM RESIDENTIAL TRUST

PGGM Transaction Overview The Cameron – Silver Spring, MD Veritas– Henderson, NV 3 Monogram Residential Trust, Inc. (“MORE”) acquired PGGM’s joint venture interests in six multifamily communities and one mezzanine loan for a gross purchase price of $224.6 million Portfolio was purchased at estimated weighted average cap rate of 5.2% Six multifamily communities that were part of transaction were 95.8% occupied as of March 31, 2015 Transaction was funded through $106.4 million of existing debt attributable to purchased interests and $118.2 million from our existing credit facilities and cash on hand MORE realized a promote and disposition fees totaling $4.5 million In addition, going forward the transaction is expected to result in approximately $3 million per year of incremental recurring FFO MONOGRAM RESIDENTIAL TRUST

Strategic Rationale 4 MONOGRAM RESIDENTIAL TRUST Investment is consistent with stated strategy of increasing wholly owned asset base through organic growth / purchase of JV property interests Wholly owned operating portfolio grows from seven to twelve properties, while simplifying the balance sheet and providing increased flexibility for financing and capital deployment Investment is also consistent with our market strategy for long-term growth and coastal concentration, while providing greater flexibility for re-allocating capital in the future Operating familiarity of assets from current role as manager minimizes execution risk Acquisition of PGGM’s interests avoids most third party transaction costs as well as a step-up in basis for calculating real estate taxes

Acquired Properties Overview 5 Acquisition of PGGM’s joint venture interest in 6 multifamily communities and 1 mezzanine loan totalling $521.8 million of gross assets, resulting in a MORE pro rata gross purchase price of $224.6 million MONOGRAM RESIDENTIAL TRUST Property Name Metro Area Unit Count Pre-Acquisition Ownership Interest Acquired Interest Post- Acquisition The Cameron Washington D.C. 325 55.5% 45.5% 100.0% Stone Gate Boston 332 55.5% 45.5% 100.0% Grand Reserve Dallas 149 74.4% 25.6% 100.0% The District Universal Boulevard Orlando 425 55.5% 45.5% 100.0% Skye 2905 Denver 400 55.5% 45.5% 100.0% Veritas Las Vegas 430 51.9% 41.6% 93.5% Jefferson Creekside Mezz Dallas 444 55.5% 45.5% 100.0% Total 2,505 The Cameron Stone Gate Grand Reserve The District Universal Boulevard Skye 2905 Veritas Jefferson Creekside Mezz 1 2 3 4 5 6 7

Balance Sheet Impact 6 MONOGRAM RESIDENTIAL TRUST Sources and Uses Overview: Purchased JV interests for $224.6 million Acquisition was funded through: Existing debt attributable to purchased interests is $106.4 million, with an average interest rate of 3.7% Credit facilities and cash, net of working capital acquired, of $118.2 million, credit facilities have an interest rate of 2.7% Ample Balance Sheet Capacity: Post transaction, MORE has $225 million* of incremental liquidity available Our share of equity required for the completion of the existing development program is $34.7 million Leverage at closing projected to be 38%, as measured by net debt to gross real estate assets Additional wholly owned communities will provide increased flexibility in future financing options Acquisition does not require any additional sources of capital and management will continue to evaluate new sources based on investment opportunities and our cost of capital *Total amount includes amount available on a credit facility with Burnham Pointe, an asset held for sale, which if and when sold would temporarily decrease availability on credit facility by $63 million until replaced with other assets. MORE intends to replace asset, post-sale, in credit facility

Well Diversified Across Regions and Markets MORE Highlights Uniquely High Quality Multifamily Platform with Strong Growth Trajectory New, Class A, Scaled Portfolio Focused in Major, Coastal Markets 1 Track Record of Superior Operational Performance 2 Development Program to Fuel Accretive Growth 3 Strong Balance Sheet with Proven Access to Capital 4 Highly Experienced and Deep Management Team 5 MONOGRAM RESIDENTIAL TRUST 7 6 Satori – Ft. Lauderdale, FL Renaissance Phase I– Concord, CA